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                                  EXHIBIT 23b
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(212) 408-6900



                                                      August 16, 1995

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut   06484

                RE:    INITIAL REGISTRATION STATEMENT ON FORM S-1
                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                       (REGISTRANT),  REG. NO.  33-59955
                       OUR FILE NO. : 74877-00101

Dear Mesdames and Messrs.:

                We are general counsel to American Skandia Life Assurance Corporation ("American Skandia"). We furnish you this opinion in connection with the above-mentioned initial registration by American Skandia, as Registrant, under the Securities Act of 1933, as amended, (the "Registration Statement") of a certain Annuity Contract (the "Contract") that will be issued by American Skandia.

                We have made such examination of the statutes and authorities, corporate records of American Skandia and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

                In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representative of American Skandia and others.
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                Based upon the foregoing, we are of the opinion that:

                1. Skandia Life is a validly existing corporation under the laws of the State of Connecticut.

                2. The form of the Contract has been duly authorized by American Skandia, and will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus and the Statement of Additional Information included as part of the Registration Statement, will be valid and binding upon American Skandia.

                We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and to the reference to our name under the heading "Legal Proceedings" included in the Registration Statement.

                                                      Very truly yours,



                                                      /s/ Werner & Kennedy